Exhibit 5.1

January 6, 2022

Altus Midstream Company

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

Ladies and Gentlemen:

We have acted as counsel to Altus Midstream Company, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) the issuance by the Company of up to 628,868 shares (the “Public Warrant Exercise Shares”) of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), that may be issued, from time to time, upon exercise of 12,557,370 outstanding warrants, each entitling the holder thereof to purchase one-twentieth of a share of Class A Common Stock, sold as part of the units in the Company’s initial public offering, pursuant to the Warrant Agreement, dated March 29, 2017, by and between the Company and American Stock Transfer & Trust Company, LLC (the “2017 Warrant Agreement”), and (ii) the offer and sale, from time to time, by the selling securityholders identified in the Registration Statement of an aggregate of up to: (a) 365,651 issued and outstanding shares of the Company’s Class A Common Stock (the “Outstanding Shares”); (b) 12,500,000 shares of Class A Common Stock (the “Exchange Shares”) that may be issued, from time to time, upon redemption or exchange of common units representing limited partner interests in Altus Midstream LP, a Delaware limited partnership and consolidated subsidiary of the Company, in accordance with Altus Midstream LP’s second amended and restated agreement of limited partnership (as amended to date, the “Altus Midstream LPA”); (c) 1,250,000 shares of Class A Common Stock (the “Earn-Out Shares”) that may be issued, from time to time, if earn-out consideration is issued pursuant to the Contribution Agreement, dated August 8, 2018, by and among the Company, Apache Midstream LLC and the other parties thereto (the “Contribution Agreement”); (d) 3,182,140 outstanding warrants (the “Resale Warrants”), each entitling the holder thereof to purchase one-twentieth of a share of Class A Common Stock issued pursuant to the Warrant Agreement, dated November 9, 2018, by and between the Company and American Stock Transfer & Trust Company, LLC (the “2018 Warrant Agreement” and, together with the 2017 Warrant Agreement, the “Warrant Agreements”); and (e) 159,107 shares (the “Resale Warrant Exercise Shares”) of Class A Common Stock that may be issued, from time to time, upon exercise of the Resale Warrants.

Bracewell LLP	T: +1.713.223.2300 F: +1.800.404.3970 711 Louisiana Street, Suite 2300, Houston, Texas 77002-2770 bracewell.com

AUSTIN   CONNECTICUT   DALLAS   DUBAI   HOUSTON   LONDON   NEW  YORK   SAN ANTONIO   SEATTLE   WASHINGTON, DC

Altus Midstream Company

January 6, 2022

The Public Warrant Exercise Shares, the Outstanding Shares, the Exchange Shares, the Earn-Out Shares, the Resale Warrants, and the Resale Warrant Exercise Shares are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

We have examined originals, or copies certified or otherwise identified, of (i) the Registration Statement and the form of prospectus contained therein; (ii) the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Bylaws of the Company, in each case as amended to date; (iii) the Altus Midstream LPA; (iv) the Contribution Agreement; (v) the Warrant Agreements; (v) corporate records of the Company, including minute books of the Company and certain resolutions of the Board of Directors, or committees thereof, of the Company, as furnished to us by the Company; and (vi) such other instruments, documents and records as we have deemed necessary and relevant for the purposes hereof. We have relied upon certificates of officers of the Company and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. In making our examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of all parties thereto other than the Company.

In connection with this opinion, we have assumed that:

(a)	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act and such effectiveness shall not have been terminated or rescinded;

(b)

a prospectus supplement describing the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and the Commission’s rules and regulations thereunder;

(c)	all Securities will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; and

(d)

at the time of issuance of any Public Warrant Exercise Shares, Exchange Shares, Earn-Out Shares or Resale Warrant Exchange Shares, the Company will (i) validly exist and be duly qualified and in good standing under the laws of the jurisdiction of its formation, (ii) have the necessary corporate power and authority to issue such Public Warrant Exercise Shares, Exchange Shares, Earn-Out Shares or Resale Warrant Exchange Shares, as applicable, and (3) have reserved and kept available out of its authorized but unissued Class A Common Stock such number of Public Warrant Exercise Shares, Exchange Shares, Earn-Out Shares or Resale Warrant Exchange Shares, as applicable.

AUSTIN   CONNECTICUT   DALLAS   DUBAI   HOUSTON   LONDON   NEW  YORK   SAN ANTONIO   SEATTLE   WASHINGTON, DC

Altus Midstream Company

January 6, 2022

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.

The Public Warrant Exercise Shares, when issued by the Company against payment therefor and delivered in accordance with the terms of the 2017 Warrant Agreement and the Certificate of Incorporation, will have been validly issued and will be fully paid and nonassessable.

2.	The Outstanding Shares are validly issued, fully paid and nonassessable.

3.

The Exchange Shares, when issued and delivered in accordance with the terms of the Altus Midstream LPA and the Certificate of Incorporation, will have been validly issued and will be fully paid and nonassessable.

4.

The Earn-Out Shares, when issued by the Company in accordance with the terms of the Contribution Agreement and the Certificate of Incorporation, will have been validly issued and will be fully paid and nonassessable.

5.

The Resale Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equitable or public policy principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

6.

The Resale Warrant Exercise Shares, when issued by the Company against payment therefor and delivered in accordance with the terms of the applicable Warrant Agreement and the Certificate of Incorporation, will have been validly issued and will be fully paid and nonassessable.

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware and, solely as to the Resale Warrants constituting legally binding obligations of the Company, the relevant contract law of the State of New York. We express no opinion as to any other laws, statutes, regulations or ordinances, including federal and state securities (or “blue sky”) laws. The reference to the General Corporation Law of the State of Delaware in the first sentence of this paragraph includes the referenced statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial cases interpreting those laws currently in effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

AUSTIN   CONNECTICUT   DALLAS   DUBAI   HOUSTON   LONDON   NEW  YORK   SAN ANTONIO   SEATTLE   WASHINGTON, DC

Altus Midstream Company

January 6, 2022

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time.

Very truly yours,

/s/ BRACEWELL LLP

AUSTIN   CONNECTICUT   DALLAS   DUBAI   HOUSTON   LONDON   NEW  YORK   SAN ANTONIO   SEATTLE   WASHINGTON, DC